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                                                                    Exhibit 23.1


                        CONSENT OF DAVID J. MAXWELL LTD.

                             INDEPENDENT ACCOUNTANTS

I hereby consent to the use of my Independent Auditor's Report dated April 12, 2001 with respect to the financial statement of CTI Diversified Holdings Inc. (formerly Unique Bagel Co., Inc.), in the Company's Annual Report (Form 10-K) dated April 17, 2001.



Vancouver, Canada                        /s/ "David J. Maxwell Ltd."
                                         --------------------------------------
April 17, 2001                           Chartered Accountants